Exhibit 99.1

Ramaco Resources, Inc. Reports Second Quarter 2019 Financial Results

Company Release – August 13, 2019

•	Adjusted EBITDA of $19.1 million in the second quarter was our highest reported Adjusted EBITDA quarterly figure, and compared to the previous record of $14.9 million in the second quarter of 2018.
•	Diluted EPS of $0.43 in the first half of 2019 compared to first half 2018 diluted EPS of $0.38. Trailing 12-month diluted EPS is $0.66.
•	Net income of $10.6 million in the second quarter was our highest reported Net income quarterly figure, and compared to the previous record of $10.2 million in the second quarter of 2018.
•	Silo remediation work was completed and the Elk Creek prep plant was fully operational by the beginning of August 2019.
•	Based on the midpoint of 2019 guidance, Ramaco is almost 90% contracted at an averaged fixed price of $115/ton for its metallurgical coal sales.
•	All key 2019 guidance remains unchanged.

LEXINGTON, KY – (PR NEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco,”  “Ramaco Resources” or the “Company”) today reported second quarter net income of $10.6 million, or $0.26 per fully diluted share for the quarter ended June 30, 2019, as compared to a net income of $10.2 million in the prior year quarter ended June 30,  2018. The Company’s adjusted earnings before interest, taxes, depreciation, amortization and equity-based compensation expenses (“Adjusted EBITDA”) was $19.1 million for the three months ended June 30,  2019, as compared with Adjusted EBITDA of $14.9 million for the three months ended June 30, 2018.   Key operational and financial metrics are presented below:

Key Second Quarter 2019 Metrics
	2Q19	1Q19	Change	2Q19	2Q18	Change	1H19	1H18	Change
Sales Of Company Produced Tons	499,000	443,000	13%	499,000	493,000	1%	942,000	896,000	5%
Revenue ($ MM)	$ 65.8	$ 57.5	14%	$ 65.8	$ 65.3	1%	$ 123.2	$ 121.2	2%
Cost of Sales ($ MM)	$ 43.2	$ 41.0	5%	$ 43.2	$ 47.9	-10%	$ 84.2	$ 92.2	-9%
Pricing Of Company Produced ($/Ton)	$ 116	$ 104	12%	$ 116	$ 91	27%	$ 110	$ 91	21%
Cash Costs Of Company Produced ($/Ton)	$ 71	$ 68	4%	$ 71	$ 56	27%	$ 69	$ 60	15%
Cash Margins Of Company Produced ($/Ton)	$ 45	$ 36	25%	$ 45	$ 35	29%	$ 41	$ 31	32%
Net Income ($ MM)	$ 10.6	$ 6.9	54%	$ 10.6	$ 10.2	4%	$ 17.5	$ 15.5	13%
Adjusted EBITDA ($ MM)	$ 19.1	$ 13.7	39%	$ 19.1	$ 14.9	28%	$ 32.8	$ 24.2	36%
Capex ($ MM)	$ 11.5	$ 8.2	40%	$ 11.5	$ 14.7	-22%	$ 19.7	$ 27.5	-28%
Diluted Earnings per Share	$ 0.26	$ 0.17	53%	$ 0.26	$ 0.25	4%	$ 0.43	$ 0.38	13%

Second Quarter 2019 Summary

Year over Year Quarterly Comparison

Overall sales of company produced tons in the second quarter of 2019  were 499,000 tons, a 1% increase from the second quarter of 2018 of 493,000 tons.  Cash margins on Company produced and sold coal at Elk Creek improved by 32% from approximately $37 per ton in the second quarter of 2018 to approximately $49  per ton in the second quarter of 2019. Cash mine costs per ton on Company produced and sold coal at Elk Creek were  $66 in the second quarter of 2019 compared to $53 in the second quarter of 2018.

2019 Quarter over Quarter Comparison

Overall sales of company produced tons in the second quarter of 2019  were up 13% from the first quarter of 2019.  Cash margins on Company produced and sold coal at Elk Creek improved by 26%, from approximately $39 per ton in the first quarter of 2019 to approximately $49  per ton in the second quarter of 2019. Adjusted EBITDA for the second quarter of 2019 was $19.1 million as compared to $13.7 million for the first quarter of 2019 or up over 39%. Cash mine costs per ton on Company produced and sold coal at Elk Creek were $66 in the second quarter of 2019,  up approximately 5% from $63 in the first quarter of 2019.

Randall Atkins, Ramaco Resources’ Executive Chairman remarked, “We are of course very pleased to report our strongest quarter to date, basically across the board. We have achieved record results in all of our key financial and operational metrics and are looking forward to continuing our measured production growth throughout the balance of the year and into 2020. Given the current turbulence in both the financial and coal markets, it is worth reemphasizing the conservative approach which we have deployed to build our company. Ramaco was strategically designed to weather these types of market dislocations. Ramaco continues to have some of the lowest cash mining costs, net debt and legacy liabilities of any of our public peers. We have done so while providing our customers high quality metallurgical coals, which have been widely accepted in the blends of both our domestic and international customers. We look forward to participating in the current 2020 domestic marketing season as an incumbent supplier to many of our best customers and to also expanding our sales profile in this coming year into new export markets.”

Additional Financial Results

The Company ended the quarter with approximately $5.5 million of cash on hand,  $26.1 million of accounts receivable and $21.2 million of availability under the Revolving Credit Facility. Free cash flow generated during 2019, as well as borrowings available through our Revolving Credit Facility, are expected to be used to fund working capital, mine expansion and related capital expenditures.

Actual cash taxes payable for 2019 are expected to be less than $0.2 million.

In the first half of 2019, the Company recorded income tax expense of $3.5 million for an annual effective tax rate of approximately 16.8%.

Capital expenditures totaled approximately $11.5 million during the second quarter of 2019 and approximately $19.8 million through the six months ended June 30, 2019.  Capital expenditures decreased by approximately 22% compared to the second quarter of 2018.

Operational Results

The exhibit below summarizes some of the key sales, production and financial metrics for the periods noted:

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
In thousands, except per ton amounts	2019	2019	2018	2019	2018

Sales Volume
Company	499	443	493	942	896
Purchased	26	35	122	61	241
Total	525	478	615	1,003	1,137

Company Production
Elk Creek Mining Complex	423	440	478	863	838
Berwind Development Deep Mine	53	32	19	85	39
Total	476	472	497	948	877

Company Financial Metrics(a)
Average revenue per ton	$116	$104	$91	$110	$91
Average cash costs of coal sold	71	68	56	69	60
Average cash margin per ton	$45	$36	$35	$41	$31

Elk Creek Financial Metrics(a)
Average revenue per ton	$115	$102	$90	$109	$90
Average cash costs of coal sold	66	63	53	65	57
Average cash margin per ton	$49	$39	$37	$44	$33

Purchased Coal Financial Metrics(a)
Average revenue per ton	$123	$127	$101	$125	$101
Average cash costs of coal sold	122	108	100	114	95
Average cash margin per ton	$1	$19	$1	$11	$6

Capital Expenditures	$11,538	$8,199	$14,709	$19,737	$27,478

(a)	Excludes transportation.

2019  Outlook

Michael Bauersachs, Ramaco Resources’ President and CEO commented, “Overall, our second quarter performance was very good. Our mines, although continuing to lose some potential operating shifts, performed quite well. There were no noteworthy production issues in the second quarter. We anticipate a stable and slightly improving production profile throughout the second half of the year.”

“As the third quarter is progressing, we are watching two trends develop. First, we are seeing a deceleration in international pricing, mostly driven by lower demand and uncertainty surrounding Chinese import restrictions.  Second, we are seeing pronounced financial weakness in the form of numerous coal bankruptcies.  Our well capitalized mines are becoming the new standard in our operating regions. The reliability and quality that comes from our mines has created one of the strongest North American coal sales portfolios in the space. 2020 domestic contracting has begun. It is a very good time to have an outsized incumbent North American sales position that is well embedded into our customer’s blends.”

“With that being said, we have made a large push to qualify our coal in all key international markets. The large number of recent US coal bankruptcies has caused concern with potential export customers. Our advantaged balance sheet, combined with our approach to mining, is helping set us apart and advance these important efforts.”

2019 Estimated Production, Sales, Cost and Capital Expenditure Guidance

(In thousands, except per ton amounts)

	2019 Guidance			2018 Actuals

Company Production
Elk Creek	1,600	-	1,900	1,669
Berwind Development Deep Mine	200	-	300	81
Total	1,800	-	2,200	1,750

Sales Mix
Metallurgical	1,925	-	2,300	2,066
Steam	75	-	100	82
	2,000	-	2,400	2,148
Cost Per Ton (a)
Elk Creek	$63	-	$67	$60

Capital Expenditures	$35,000	-	$40,000	$48,137

(a)	Cost per ton guidance does not include the potential impact of inventory adjustments.

Committed 2019 Sales Volume (b)

(In thousands, except per ton amounts)

	Volume	Average Price
Committed 2019 Sales Volume
Domestic, fixed priced	1,519	$113
Export, fixed priced	312	$124
Total, fixed priced	1,831	$115

Domestic, indexed	166
Total, indexed priced	166
Total Committed Tons	1,997

(b)	As of June 30, 2019, amounts include approximately 100,000 tons of purchased coal

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low cost metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia. The Company has five active mines within two mining complexes at this time.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at http://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

Second Quarter Earnings Conference Call

Ramaco Resources will hold its quarterly conference call and webcast at 9:00 AM Eastern Time (ET) on Wednesday, August 14, 2019 to present its results for the second quarter of 2019.

The conference call can be accessed by calling (844) 852-8392 domestically or (703) 639-1226 internationally. The webcast for this release will be accessible by visiting https://edge.media-server.com/mmc/p/ewe5d2jw.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning 2019 guidance, future events, anticipated revenues, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, or unexpected decline of demand for coal in export markets and underperformance of the railroads. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Ramaco Resources, Inc.
Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
In thousands, except per share amounts	2019	2018	2019	2018
Revenue	$65,761	$65,278	$123,221	$121,221

Cost and expenses
Cost of coal sales (exclusive of items shown separately below)	43,219	47,860	84,225	92,191
Asset retirement obligation accretion	128	124	256	247
Depreciation and amortization	4,822	2,955	8,938	5,393
Selling, general and administrative	4,703	3,692	8,664	7,123
Total cost and expenses	52,872	54,631	102,083	104,954
Operating income	12,889	10,647	21,138	16,267
Other income	194	513	492	1,002
Interest expense, net	(302)	(314)	(609)	(414)
Income before tax	12,781	10,846	21,021	16,855
Income tax expense	2,168	642	3,525	1,385
Net income	$10,613	$10,204	$17,496	$15,470

Earnings per common share
Basic earnings per share	$0.26	$0.25	$0.43	$0.39
Diluted earnings per share	$0.26	$0.25	$0.43	$0.38

Basic weighted average shares outstanding	40,869	40,082	40,737	39,994
Diluted weighted average shares outstanding	40,965	40,340	40,810	40,242

Ramaco Resources, Inc.

Consolidated Balance Sheets

In thousands, except share amounts	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$5,541	$6,951
Accounts receivable	26,099	10,729
Inventories	16,593	14,185
Prepaid expenses	1,604	3,154
Total current assets	49,837	35,019

Property, plant and equipment, net	164,193	149,205

Advanced coal royalties	3,113	3,045
Other assets	994	975
Total Assets	$218,137	$188,244

Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$16,325	$16,393
Accrued expenses	9,390	8,094
Asset retirement obligations	513	71
Current portion of long-term debt	5,000	5,000
Other	—	287
Total current liabilities	31,228	29,845

Asset retirement obligations	12,656	12,707
Long-term debt, net	10,002	4,474
Deferred tax liability	3,537	109
Other long-term liabilities	155	—
Total liabilities	57,578	47,135

Commitments and contingencies	—	—

Stockholders' Equity
Preferred stock, $0.01 par value	—	—
Common stock, $0.01 par value	409	401
Additional paid-in capital	152,872	150,926
Retained earnings (deficit)	7,278	(10,218)
Total stockholders' equity	160,559	141,109
Total Liabilities and Stockholders' Equity	$218,137	$188,244

Ramaco Resources, Inc.

Statement of Cash Flows

	Six months ended June 30,
In thousands	2019	2018
Cash flows from operating activities
Net income	$17,496	$15,470
Adjustments to reconcile net income (loss) to net cash from operating activities:
Accretion of asset retirement obligations	256	247
Depreciation and amortization	8,938	5,393
Amortization of debt issuance costs	28	187
Equity-based compensation	1,954	1,245
Deferred income taxes	3,429	1,385
Changes in operating assets and liabilities:
Accounts receivable	(15,370)	(21,100)
Prepaid expenses	1,550	(977)
Inventories	(2,408)	(1,237)
Advanced coal royalties	(68)	82
Other assets	135	(206)
Accounts payable	(4,121)	1,340
Accrued expenses	1,295	6,282
Net cash from operating activities	13,114	8,111

Cash flow from investing activities:
Purchases of property, plant and equipment	(19,737)	(27,478)
Proceeds from maturities of investment securities	—	5,200
Net cash from investing activities	(19,737)	(22,278)

Cash flows from financing activities
Proceeds from borrowings	44,300	13,000
Proceeds from notes payable - related party	—	3,000
Payments of debt issuance cost	—	(429)
Repayment of borrowings	(38,800)	(1,000)
Repayments of financed insurance payable	(287)	(427)
Net cash from financing activities	5,213	14,144

Net change in cash and cash equivalents	(1,410)	(23)
Cash and cash equivalents, beginning of period	6,951	5,934
Cash and cash equivalents, end of period	$5,541	$5,911

Reconciliation of Non-GAAP Measure

Adjusted EBITDA

Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) plus net interest expense, equity-based compensation, depreciation and amortization expenses and any transaction related costs. A reconciliation of income (loss) from continuing operations, net of income taxes to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three months ended June 30,		Six months ended June 30,
(In thousands)	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$10,613	$10,204	$17,496	$15,470
Depreciation and amortization	4,822	2,955	8,938	5,393
Interest expense (income), net	302	314	609	414
Income taxes	2,168	642	3,525	1,385
EBITDA	17,905	14,115	30,568	22,662
Equity-based compensation	1,060	694	1,954	1,245
Accretion of asset retirement obligation	128	124	256	247
Adjusted EBITDA	$19,093	$14,933	$32,778	$24,154

Non-GAAP revenue and cash cost per ton

Non-GAAP revenue per ton (FOB mine) is calculated as coal sales revenues less transportation costs, divided by tons sold. Non-GAAP cash cost per ton sold is calculated as cash cost of coal sales less transportation costs, divided by tons sold.  We believe revenue per ton (FOB mine) and cash cost per ton provides useful information to investors as it enables investors to compare revenue per ton and cash cost per ton for the Company against similar measures made by other publicly-traded coal companies and more effectively monitor changes in coal prices and costs from period to period excluding the impact of transportation costs which are beyond our control. The adjustments made to arrive at these measures are significant in understanding and assessing the Company’s financial condition.  Revenue per ton sold (FOB mine) and cash cost per ton are not measures of financial performance in accordance with U.S. GAAP and therefore should not be considered as an alternative to revenues and cost of sales under U.S. GAAP.  The tables below show how we calculate Non-GAAP revenue and cash cost per ton:

Non-GAAP revenue per ton

	Three months ended June 30, 2019			Three months ended June 30, 2018
	Company	Purchased		Company	Purchased
	Produced	Coal	Total	Produced	Coal	Total
In thousands, except per ton amounts
Revenues	$62,516	$3,245	$65,761	$52,051	$13,227	$65,278
Less: Adjustments to reconcile to Non-GAAP revenues (FOB mine)
Transportation costs	4,695	42	4,737	7,118	808	7,926
Non-GAAP revenues (FOB mine)	$57,821	$3,203	$61,024	$44,933	$12,419	$57,352
Tons sold	499	26	525	493	123	616
Revenues per ton sold (FOB mine)	$116	$123	$116	$91	$101	$93

	Three months ended March 31, 2019
	Company	Purchased
	Produced	Coal	Total
(In thousands, except per ton amounts)
Revenues	$52,486	$4,974	$57,460
Less: Adjustments to reconcile to Non-GAAP revenues (FOB mine)
Transportation costs	6,636	531	7,167
Non-GAAP revenues (FOB mine)	$45,850	$4,443	$50,293
Tons sold	443	35	478
Revenues per ton sold (FOB mine)	$104	$127	$105

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Company	Purchased		Company	Purchased
(In thousands, except per ton amounts)	Produced	Coal	Total	Produced	Coal	Total
Revenues	$115,216	$8,005	$123,221	$95,009	$26,212	$121,221
Less: Adjustments to reconcile to Non-GAAP revenues (FOB mine)
Transportation costs	11,646	373	12,019	13,224	1,955	15,179
Non-GAAP revenues (FOB mine)	$103,570	$7,632	$111,202	$81,785	$24,257	$106,042
Tons sold	942	61	1,003	896	241	1,137
Revenues per ton sold (FOB mine)	$110	$125	$111	$91	$101	$93

Non-GAAP cash cost per ton

	Three months ended June 30, 2019			Three months ended June 30, 2018
	Company	Purchased		Company	Purchased
	Produced	Coal	Total	Produced	Coal	Total
In thousands, except per ton amounts
Cost of sales	$39,811	$3,408	$43,219	$34,739	$13,121	$47,860
Less: Adjustments to reconcile to Non-GAAP cash cost of coal sales
Transportation costs	4,504	234	4,738	7,360	868	8,228
Non-GAAP cash cost of coal sales	$35,307	$3,174	$38,481	$27,379	$12,253	$39,632
Tons sold	499	26	525	493	123	616
Cash cost per ton sold	$71	$122	$73	$56	$100	$64

	Three months ended March 31, 2019
	Company	Purchased
	Produced	Coal	Total
(In thousands, except per ton amounts)
Cost of sales(a)	$36,710	$4,296	$41,006
Less: Adjustments to reconcile to Non-GAAP cash cost of coal sales
Transportation costs	6,636	531	7,167
Non-GAAP cash cost of coal sales	$30,074	$3,765	$33,839
Tons sold	443	35	478
Cash cost per ton sold	$68	$108	$71

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Company	Purchased		Company	Purchased
	Produced	Coal	Total	Produced	Coal	Total
(In thousands, except per ton amounts)
Cost of sales	$76,914	$7,311	$84,225	$67,174	$25,017	$92,191
Less: Adjustments to reconcile to Non-GAAP cash cost of coal sales
Transportation costs	11,646	373	12,019	13,722	2,089	15,811
Non-GAAP cash cost of coal sales	$65,268	$6,938	$72,206	$53,452	$22,928	$76,380
Tons sold	942	61	1,003	896	241	1,137
Cash cost per ton sold	$69	$114	$72	$60	$95	$67

We do not provide reconciliations of our outlook for cash cost per ton to cost of sales in reliance on the unreasonable efforts exception provided for under Item 10(e)(1)(i)(B) of Regulation S-K. We are unable, without unreasonable efforts, to forecast certain items required to develop the meaningful comparable GAAP cost of sales. These items typically include non-cash asset retirement obligation accretion expenses, mine idling expenses and other non-recurring indirect mining expenses that are difficult to predict in advance in order to include a GAAP estimate.

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